                                                                    EXHIBIT 4.30

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                          COLLATERAL AGENCY AGREEMENT

                                     among

                                  FIRST BANK
                             NATIONAL ASSOCIATION,
                             as Collateral Agent,

                                  FIRST BANK
                             NATIONAL ASSOCIATION,
                    as Trustee under the Existing Indenture
                   referred to herein for the holders of the
                         First Mortgage Notes due 2006
                     of Trump Atlantic City Associates and
                       Trump Atlantic City Funding, Inc.

                THE OTHER SECURED PARTIES SIGNATORY HERETO and

                        TRUMP ATLANTIC CITY ASSOCIATES
                                      and
                      TRUMP ATLANTIC CITY FUNDING, INC.,
               TOGETHER WITH THE ENTITIES REQUIRED TO GUARANTEE
                  THE FIRST MORTGAGE NOTES REFERRED TO ABOVE

                                 ____________

                         Dated as of April [17], 1996


================================================================================

                               COLLATERAL AGENCY
                                   AGREEMENT


            COLLATERAL AGENCY AGREEMENT (the "Collateral Agency Agreement"), dated as of April [17], 1996, by and among First Bank National Association in its capacity as collateral agent hereunder (the "Collateral Agent"); First Bank National Association (the "Trustee"), in its capacity as trustee under the Existing Indenture (as defined herein); the other secured creditors who by act of their representatives become signatories hereto as set forth herein; Trump Atlantic City Associates, a New Jersey general partnership (the "Company"); Trump Atlantic City Funding, Inc., a Delaware corporation ("Funding" and, together with the Company, the "Issuers"); and Trump Plaza Associates, a New Jersey general partnership, Taj Mahal Associates, a New Jersey general partnership, Trump Taj Mahal Corporation, a Delaware corporation, and Trump Plaza Funding, Inc., a New Jersey corporation (collectively, together with such entities as may hereafter be required to become guarantors of the Existing Indenture Obligations, the "Guarantors, and together with the Issuers, the "Debtors"). As used herein, all capitalized terms not otherwise defined in the above sentence or in Section 1 hereof shall have the meanings set forth in the Existing Indenture.

                             W I T N E S S E T H:
                             -------------------

            WHEREAS, the Company and Funding are concurrently issuing the Existing Notes and the Guarantors are issuing guarantees of the Existing Notes pursuant to the Existing Indenture;

            WHEREAS, the Debtors are concurrently executing and delivering the Collateral Documents to which they are a party to the Trustee;

            WHEREAS, under the Existing Indenture the Debtors are permitted, subject to certain conditions, to incur additional secured indebtedness or guarantees;

            WHEREAS, the parties hereto desire that the such additional secured indebtedness of the Debtors be permitted to be secured equally and ratably with the Existing Indenture Obligations.

            NOW THEREFORE, in consideration of the premises and other benefits, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1.  Definitions.  As used herein, the following terms
                        -----------
shall have the meanings set forth in this Section 1, and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Indenture. All such terms shall include in the singular number the plural and in the plural number the singular.

            "Acceptable Bank" means a bank or trust company in good standing and incorporated under the laws of the United States or any State thereof or the District of Columbia, with its principal corporate trust office within the United States, with capital, surplus and undistributed profits of not less than $50,000,000.

            "Agency Appointment Agreement" means an agreement substantially in the form of Annex A attached hereto signed on behalf of a secured creditor by its sole Designated Representative and accepted by the Collateral Agent.

            "Cash Collateral" means Collateral consisting of cash.

            "Collateral" means property that is subject to the Liens created by the Collateral Documents.

            "Collateral Documents" means the "Mortgage Documents" (as defined in the Existing Indenture) the Security Agreement between the Debtors and the Collateral Agent dated April 11, 1996, as it may be amended, modified or supplemented hereafter and this Collateral Agency Agreement.

            "Company Request" means a written request of any of the Debtors in the form of an Officers' Certificate delivered pursuant to the respective Debt Documents.

            "Debt Documents" means the Existing Indenture and any Secured Credit Agreements.

            "Designated Representative" means the Trustee with respect to the Existing Indenture and means the person who executes the Agency Appointment Agreement with respect to each other Secured Creditor.

            "Existing Indenture" means the Indenture, dated as of April [17], 1996, among the Debtors and the Trustee, relating to the Existing Notes, as such Indenture may be amended, modified or supplemented from time to time.

            "Existing Indenture Obligations" means the "Indenture Obligations" as defined in the Existing Indenture.

            "Existing Notes" means the Company's and Funding's First Mortgage Notes due 2006 in an aggregate principal amount originally outstanding of $1,100,000,000, issued pursuant to the Existing Indenture, including the guarantees thereof by the Guarantors.

            "Collateral Agency Agreement" means this Collateral Agency Agreement among the Collateral Agent, the Existing Trustee, the other Secured Creditors, the Debtors, as this Collateral Agency Agreement may be amended, modified or supplement from time to time.

            "Majority Secured Creditors" means the holders of more than 50% in aggregate principal amount of the Existing Notes and Secured Loans Outstanding at such time, taken as a whole.

            "Obligations" means the Existing Indenture Obligations and the Secured Obligations.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Collateral Agent.

            "Required Secured Creditors" means the holders of more than 25% in aggregate principal amount of the Existing Notes and Secured Loans Outstanding at such time, taken as a whole.

            "Satisfied" means (a) payment in full and satisfaction of all of the relevant Obligations and (b) receipt by the relevant Secured Creditor of an Officers' Certificate of the Company to the effect that (i) each of the Debtors is at the time of such payments and satisfaction solvent for the purposes of the United States Bankruptcy Code and (ii) bona fide financial projections of each of the Debtors demonstrating that the Company, Funding and the Guarantors each is expected to remain solvent for a period of at least ninety days after such time.

            "Secured Credit Agreement" means collectively, each document providing Indebtedness of the Debtors which Indebtedness is permitted to be incurred under the Existing Indenture and is also permitted to be secured under Section __ or Section __ of the Existing Indenture.

            "Secured Creditors" means the Trustee and the Designated Representatives.

            "Secured Loans" means the principal amount borrowed under any Secured Credit Agreements.

            "Secured Obligations" means the obligations of the Issuers and the Guarantors pursuant to the Secured Loan Agreement and the Secured Loans now or hereafter existing, to pay principal of and interest on the Secured Loans when due and payable, whether on maturity or an interest payment date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Secured Loans and all other amounts due or to become due in connection with the Secured Loan Agreement, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Issuers and the Guarantors including all costs and expenses incurred by the Designated Representative or the holders in the collection or enforcement of any such obligations or realization upon the security therefor.

            "Security Interests" means the Liens on the Collateral created by the Collateral Documents.

            Section 2.  Appointment.  The Trustee, for the benefit of the
                        -----------
holders of the Existing Notes hereby designates and appoints and the other Secured Creditors by executing the Agency Appointment Agreement designates and appoints the Collateral Agent, and the Collateral Agent hereby and thereby accepts such appointment, to serve as collateral agent and representative of the Trustee, for the benefit of the holders of the Existing Notes, as collateral agent and representative of the other Secured Creditors which become a party to this Collateral Agency Agreement in the manner and upon the terms and conditions set forth herein and in the other Collateral Documents. Each Existing Note Holder hereby irrevocably authorizes, and each Existing Noteholder by its acceptance of an Existing Note shall irrevocably authorize and direct, and each holder of a Secured Obligation shall by its Designated Representatives execution of the Agency Appointment Agreement irrevocably authorizes and directs, the Collateral Agent:

                         (i) to take such action on behalf of the Secured Creditors under the provisions of this Collateral Agency Agreement and the other Collateral Documents and to exercise such powers and to perform such duties hereunder and under any other

      Collateral Document as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto; and

                        (ii) to exercise, on behalf of the Secured Creditors, all remedies available to the Collateral Agent under the Collateral Documents, including without limitation the right to foreclose or otherwise realize upon any Collateral and to initiate, prosecute and defend any and all legal proceedings with respect to the Collateral against the Debtors.

            Section 3.  Nature of Duties.  Neither the Collateral Agent nor
                        ----------------
any of its officers, directors, employees or agents shall be liable for any claims, losses, damages, penalties, actions, judgments, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action the Collateral Agent takes or omits to take under any Collateral Document or in connection therewith, unless caused by its or their negligence, bad faith or willful misconduct. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. The Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect to the Issuers or any Guarantor whether coming into its possession before the issuance of the Obligations or at any time or times thereafter, except as otherwise provided in this Collateral Agency Agreement. The Collateral Agent may accept deposits from, lend money to, or generally engage in any kind of banking, trust or other business with the Company or any of its Affiliates, in each case as if it were not the Collateral Agent hereunder.

            Section 4.  Advices.  The Collateral Agent shall forward
                        -------
promptly to each Secured Creditor a copy of each notice, certificate, instruction or other communication received by the Collateral Agent from the Debtors or the Secured Creditors under this Collateral Agency Agreement, any other Collateral Document or any of the Debt Documents (except for any which the Issuers and/or the Guarantors shall be obligated to furnish directly to such Secured Creditor). The Collateral Agent shall also promptly furnish to each Secured Creditor, upon its written request, such other information and documents concerning the Collateral and the Collateral Agent's actions with respect thereto as such Secured Creditor may reasonably request.

            Section 5.  Rights of Collateral Agent.
                        --------------------------

                  (a)  Right to Rely.  The Collateral Agent may rely on any
                       -------------
document reasonably believed by it to be genuine and to have been signed or presented by the proper person. Before the Collateral Agent acts or refrains from acting it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, to the extent required under and in accordance with the Existing Indenture and Secured Credit Agreements. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such Certificate or Opinion.

                  (b)  Attorneys/Agents.  The Collateral Agent may act
                       ----------------
through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (c)  Good Faith Belief in Authority, Rights or Powers.
                       ------------------------------------------------
The Collateral Agent shall not be liable for any action it takes or omits to take in the good faith belief that such act or omission was authorized or within its rights or powers.

                  (d)  No Investigation.  The Collateral Agent shall not be
                       ----------------
bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (e)  Obligation to Act upon Instructions. The Collateral
                       -----------------------------------
Agent shall be under no obligation to exercise any of the rights or powers vested in it by any Collateral Document at the request, order or direction of or any of the Secured Creditors, pursuant to the provisions of any Debt Document, unless such Secured Creditor shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Upon receipt of such reasonable security or indemnity, however, the Collateral Agent shall act upon the instructions of the Required Secured Creditors. Notwithstanding the foregoing, the Collateral Agent shall not take or refrain from taking such action if so taking or refraining from taking such action, as the case may be, would violate applicable law or the terms of the Collateral Documents or the Debt Documents.

                  (f)  Secured Creditors.  The Collateral Agent may deem
                       -----------------
and treat the Trustee and the Designated Representatives as the owner of the applicable

Secured Obligation. The rights of the individual owners of Existing Notes shall be governed by the Existing Indenture and the rights of holders of any Secured Obligation shall be governed by the applicable Secured Loan Agreement. No individual holder of any Obligation shall have the right to direct the Collateral Agent to act other than through its Designated Representative.

            Section 6.  Compensation and Indemnification.
                        --------------------------------

                  (a)  Compensation and Expenses.  The Company agrees to
                       -------------------------
pay to the Collateral Agent from time to time upon demand, all reasonable fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel) (A) arising in connection with the preparation, execution, delivery, modification and termination of each Collateral Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the sale or other disposition of any Collateral pursuant to any Collateral Document and the preservation, protection or defense of the Collateral Agent's rights under the Collateral Documents and in and to the Collateral or (C) in connection with any action taken pursuant to Section 13.

                  (b)  Stamp and Other Taxes.  The Company hereby agrees to
                       ---------------------
indemnify the Collateral Agent, and hold it harmless against, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with any Collateral Document or any Collateral.

                  (c)  Filing Fees, Excise Taxes, Etc.  The Company hereby
                       ------------------------------
agrees to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of each Collateral Document.

                  (d)  Indemnification of Collateral Agent. The Debtors
                       -----------------------------------
shall jointly and severally indemnify the Collateral Agent for, and hold it harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, disbursements and expenses of the Collateral Agent's agents and counsel), losses or liabilities incurred by it without negligence, bad faith or willful misconduct on its part, in any way arising out of or in connection with the acceptance and administration of this Collateral Agency Agreement and its rights or duties hereunder or under any other Collateral Document. The Collateral Agent shall notify the Company promptly of any claim asserted against the Collateral Agent for which it may seek indemnity. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Collateral Agent through its negligence, bad faith or willful misconduct. When the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section [7.1(f)] of the Existing Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  (e)  Right to Advance Costs.  In the event the
                       -----------------------
Collateral Agent makes demand of the Company for costs incurred under Section 5(a) to 5(d), inclusive, and the Company is unable or refuses to pay such disbursement or expense of the Collateral Agent, each Secured Creditor shall have the right, but not the obligation, to advance to the Collateral Agent amounts to pay such disbursement or expense of the Collateral Agent.

                  (f)  Survival of Obligations.  All obligations set forth
                       -----------------------
in this Section 6 shall survive the execution, delivery and termination of this Collateral Agency Agreement and the other Collateral Documents and the payment of all other Obligations.

            Section 7.  Resignation by or Removal of the Collateral Agent.
                        -------------------------------------------------

                  (a)  Resignation; Removal.  The Collateral Agent may
                       --------------------
resign from the performance of all its functions and duties hereunder and under the other Collateral Documents at any time by giving twenty Business Days' prior written notice to the Company and each Secured Creditor. The Majority Secured Creditors may, at any time, and the Company may, if the Collateral Agent ceases to be an Acceptable Bank, remove the Collateral Agent by giving 20 Business Days' prior written notice to the Collateral Agent, the Company, the Guarantors and the Secured Creditors. Such resignation or removal shall take effect upon the appointment of a successor Collateral Agent pursuant to paragraph (b) or (c) below or as otherwise provided below.

                  (b)  Appointment of Successor.  Upon any such notice of
                       ------------------------
resignation or removal, the Majority Secured Creditors may appoint, with the Company's consent, a successor Collateral Agent hereunder, which shall be an Acceptable Bank. In the event that the Majority Secured Creditors do not appoint, with the consent of the Company, a successor Collateral Agent within fifteen days of receipt of such notice, the Company shall appoint an Acceptable Bank as successor Collateral Agent.

If a successor Collateral Agent shall have been so appointed by the Company, the Majority Secured Creditors may appoint a successor Collateral Agent within one year after the Company-appointed successor Collateral Agent takes office to replace the Collateral Agent.

                  (c)  Effectiveness of Resignation or Removal.  A
                       ---------------------------------------
successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, the Secured Creditors and the Debtors. Immediately thereafter, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, and shall execute and deliver to the successor Collateral Agent such documents as are necessary to perfect or maintain the Security Interests, including any documents necessary to assign or transfer all interests of the retiring Collateral Agent in the Collateral to the successor Collateral Agent, in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as was the retiring Collateral Agent with respect to the Collateral. Thereafter, the resignation or removal of the retiring Collateral Agent shall become effective and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Collateral Agency Agreement. A successor Collateral Agent shall give notice of its succession to the Secured Creditors and the Debtors.

                  (d)  Consolidation, Merger, Etc.  If the Collateral Agent
                       --------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is an Acceptable Bank, be the successor Collateral Agent. The transferring, merging or converting Collateral Agent shall have all documents necessary to perfect or maintain the Security Interests, including any documents necessary to assign or transfer all interests of the transferring, merging or converting Collateral Agent in the Collateral, executed and delivered to it in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as the transferring, merging or converting Collateral Agent with respect to the Collateral.

                  (e)  Compensation Continuing.  Any person or entity
                       -----------------------
authorized to act and acting as Collateral Agent hereunder shall continue to be entitled to receive fees, costs and expenses as provided in Section 6 hereof so long as such person or entity acts as Collateral Agent hereunder.

            Section 8.  Held Collateral.
                        ---------------

                  (a)  Possession.  Notwithstanding anything in the
                       ----------
Collateral Documents to the contrary, any Collateral that comes into the possession or control of any Secured Creditor or any Debtor (the "Held Collateral") shall be delivered by any Secured Creditor or the Debtors to and shall be held by the Collateral Agent in its name on behalf of the Secured Creditors

                  (b)  Release.  In the event that any Secured Creditor
                       -------
receives a Company Request from a Debtor with respect to the release of the Held Collateral (the maker of such Company request being referred to herein as the "Requester"), and the Requester has fulfilled all the requirements of the applicable Debt Document, the Collateral Agent shall deliver to each Secured Creditor (A) a copy of such Company Request and (B) written notice (a "Held Collateral Release Notice") stating that the Requester has requested a release of the Held Collateral. In the event that all Secured Creditors return an executed Held Collateral Release Notice to the Collateral Agent, the Collateral Agent shall release the Held Collateral that is the subject of such Company Request from the Security Interests by executing whatever documents the Requester has provided with the Company Request and delivering the Held Collateral to the Requester.

                  (c)  Delivery Upon Termination.  Upon termination of this
                       -------------------------
Collateral Agency Agreement in accordance with its terms in the case where the Collateral Agent has not been required to exercise remedies to foreclose on the Collateral, the Collateral Agent shall deliver all Held Collateral, to the persons legally entitled thereto, and thereafter to the Debtors, as their respective interests may appear.

            Section 9.  Priority of Rights; Priority of Payments.
                        ----------------------------------------

                  (a)  Priority.  As long as all or any portion of the
                       --------
Existing Indenture Obligations and all or any portion of Secured Obligations remains outstanding, unpaid or not Satisfied, the Trustee and each holder of any Existing Notes and each other Secured Party agree that the interests of the holders of the Existing Obligations, and the interests of the holders of the Secured Obligations, in the Collateral, including their interests in any payments to be made from the proceeds of any sale or other disposition thereof, shall, irrespective of the time of perfection or creation of any security interests or liens in the Collateral on behalf of and for the benefit of each Secured Creditor, be equal and ratable to the extent and in the manner provided in paragraph (b) below. In addition, the interests of the

Collateral Agent, the Trustee, on behalf of the holders of Existing Notes, and the other Secured Creditors in the Collateral and the proceeds thereof shall be as set forth in paragraph (b) below.

                  (b)  Proceeds.  Except as set forth in Section 8(e) or
                       --------
10(c), the proceeds of any sale or other disposition by the Collateral Agent or its agents or employees of the whole or any part of the Collateral, together with any other monies held by the Collateral Agent in the Collateral Account or otherwise held by the Collateral Agent on behalf of the Representatives for the benefit of their respective Secured Creditors, shall be applied by the Collateral Agent in accordance with this Section 11(b):

                         (i)  first,  (A) to the payment of any and all
                              -----
      amounts advanced by a Secured Creditor pursuant to Sections 5(f) and/or 6(e) of this Collateral Agreement.

                        (ii)  second, (A) to the payment of any and all
                              ------
      Obligations of the Company then due and owing to the Collateral Agent, including without limitation any and all amounts to compensate and indemnify the Collateral Agent pursuant to Section 6(d) and any and all expenses and fees (including reasonable attorneys' fees);

                       (iii)  third, (A) to the payment of any and all
                              -----
      Existing Indenture Obligations then due and owing to the Trustee on account of any and all expenses and fees (including reasonable attorneys' fees) incurred by the Trustee in the course of the performance of its duties under the Existing Indenture.

                        (iv)  fourth, any surplus then remaining, pro
                                                                  ---
      rata in accordance with the relative outstanding principal amounts of
      ----
      Existing Notes and other Secured Loans, respectively, (A) to the Trustee for payment in accordance with the Existing Indenture to the holders of the Existing Notes on account of any of the Existing Indenture Obligations owed to such holders and (B) to the other Secured Creditors in accordance with the applicable Secured Credit Agreement.

                         (v)  fifth, if no Obligation is then due and
                              -----
      owing, any surplus then remaining shall be paid to the persons legally entitled thereto, subject, however, to Section 9-504(1)(c) of the applicable Uniform Commercial Code, and thereafter to the Debtors, as their respective interests may appear;

                        (vi)  if, however, there remains any deficiency between
      (A) the aggregate amount of the proceeds of the sale or other disposition of the Collateral and (B) the aggregate sum of all Obligations referred to in subparagraphs (i) and (ii) of this Section 11(b), then the Debtors shall remain liable to the persons specified therein remaining unpaid to the extent of any such deficiency.

            Section 10.  Exercise of Remedies Under the Collateral
                         ------------------------------------------
Documents.
- ---------

                  (a)  Secured Creditors' Duties.  The Collateral Agent
                       -------------------------
shall exercise remedies with respect to the Collateral only in accordance with this Section 12. The Secured Creditors shall not be entitled to exercise any remedies with respect to the Collateral.

                  (b)  Secured Creditors' Notices.  If any Secured Creditor
                       --------------------------
has notice of a Default or an Event of Default, such Secured Creditor shall give notice to the other Secured Creditors, the Collateral Agent and (unless the Company provided such notice to such Secured Creditor under any Debt Document) the Company within three Business Days after such notice of Default or Event of Default. If holders of the Existing Notes by notice to the Company or the Trustee, pursuant to Section [7.2] of the Existing Indenture, or if the other Secured Creditors in accordance with the applicable Secured Credit Agreement declare all unpaid principal and accrued interest to the date of acceleration on the Existing Notes, Secured Loans then outstanding to be due and payable in accordance with the applicable Debt Document, or if such principal and interest ipso facto becomes due and payable pursuant to
                       ---- -----
Section 7.2 of the Existing Indenture or comparable provisions of any Secured Credit Agreement, as applicable, the Secured Creditor under such Debt Document shall give notice to the Collateral Agent and the other Secured Creditors of such acceleration (an "Acceleration Notice") within three Business Days after such acceleration. Upon receipt by the Collateral Agent of an Acceleration Notice from the Majority Secured Creditors or notice of an Event of Default from the Majority Secured Creditors, the Collateral Agent shall, within three Business Days after receipt of such notice, commence the taking of such actions toward collection or enforcement of the Collateral Documents and the Collateral (or any portion thereof), including without limitation action toward foreclosure upon any Collateral, as the Collateral Agent deems appropriate, unless instructed otherwise by the Required Secured Creditors. If any Default or Event of Default which was the basis for the giving of a notice to the Collateral Agent shall be cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration has occurred, in accordance with the terms of the applicable Debt Document, any direction to the Collateral Agent to take any action in connection with such notice shall be deemed rescinded upon notification by the Secured Creditor under the applicable Debt Document to the Collateral Agent of such cure or waiver and rescission of acceleration, if applicable.

                  (c)  Available Remedies.  The Collateral Agent shall have
                       ------------------
the right to exercise any remedies available pursuant to the Collateral Documents or applicable law.


            Section 11.  Additional Secured Creditors
                         ----------------------------

            The Debtors may incur any or all of the Secured Loans only upon receipt of an Officers' Certificate stating that the following conditions are complied with: (i) the Secured Loan complies in all respects with the definition of such term hereunder (ii) such Secured Creditor irrevocably appoints the Collateral Agent as its agent pursuant to an agreement in substantially the same form contained in paragraph 1 of Annex A hereto; (iii) the proposed Secured Creditor acknowledges the lien of Existing Trustee and the Collateral Agent pursuant to an agreement in substantially the same form contained in paragraph 2 of Annex A hereto; (iv) the proposed Secured Creditor agrees to be bound by this Collateral Agency Agreement pursuant to an agreement in substantially the same form contained in paragraph 3 of Annex A hereto; (iv) the Debtors delivers a Consent Agreement substantially in the form contained in Annex B hereto and (vi) the Company delivers an Opinion of Counsel to the effect that (a) this Collateral Agency Agreement continues to constitute a valid and binding obligation of each of the Debtors and the Consent constitutes a valid and binding obligation of the Debtors and each is enforceable in accordance with its terms against each of the Debtors, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity), (b) the Lien of the Collateral Agent for the benefit of the Secured Creditors continues to constitute a perfected first priority security interest in the Collateral.

            Section 12.  Further Assurances.  Each party hereto covenants
                         ------------------
to execute and deliver such further instruments and to take such further action as the

Collateral Agent or any Secured Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

            Section 13.  Notices.  Any notices or other communications
                         -------
required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      To the Debtors:

            c/o Trump Atlantic City Associates
            Mississippi Avenue and The Boardwalk
            Atlantic City, New Jersey  08401
            Attn: Robert M. Pickus, Esq.
            Telecopy Number: (609) 441-7926


      To the Collateral Agent or the Existing Trustee:

            c/o First Bank National Association
            180 East Fifth Street
            Minneapolis, Minnesota  55101
            Attn:  Corporate Trust Department
            Telecopy Number: (612) 244-0711

      To the other Secured Creditors at the address provided as contemplated in Annex A hereto.

Any party hereto may by notice to each other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party hereto shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). A copy of any notice given under this Collateral Agency Agreement to any party shall also be given to each other party hereto. Any party hereto may give notice to the holders of the Existing Notes at the addresses set forth for them in the register kept by the Registrar under the Existing Indenture or may request that the Trustee notify the holders of the Existing Notes at such addresses.

            Section 14.  Binding Agreement; Assignment; Obligations
                         -------------------------------------------
Several.  This Collateral Agency Agreement shall be binding upon and inure to
- -------
the benefit of the parties hereto and their respective successors and permitted assigns. This Collateral Agency Agreement may not be assigned by the Debtors; provided, however, that this Collateral Agency Agreement shall be
- --------  -------
deemed to be automatically assigned by any of the Debtors to any person which is a successor to any of the Debtors in accordance with the Existing Indenture and the applicable Secured Credit Agreement. This Collateral Agency Agreement shall be deemed to be automatically assigned by the Collateral Agent to any person who succeeds to the Collateral Agent in accordance with Section 7, and such assignee shall have all rights and powers of, and act as, the Collateral Agent hereunder. This Collateral Agency Agreement shall be deemed to be automatically assigned by the Trustee to the person who succeeds to it in accordance with the Existing Indenture. Except as otherwise expressly provided herein, the obligations of each of the parties under this Collateral Agency Agreement are several and not joint, it being expressly agreed that no Secured Creditor shall be liable for the failure of any other Secured Creditor to perform its duties or obligations hereunder. Each Holder, by its acceptance of an Existing Note consents to and agrees to be bound by the provisions hereof.

            Section 15.  Governing Law.  THE PARTIES HERETO EXPRESSLY
                         -------------
ACKNOWLEDGE AND AGREE THAT, IN ACCORDANCE WITH THE PROVISIONS OF NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 GOVERNING AGREEMENTS RELATING TO ANY OBLIGATION ARISING OUT OF A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR THE PERFECTION OF ANY SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN COURTS SITTING IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

            Section 16.  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY
                         --------------------
WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY WHICH ANY OF THEM MIGHT OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE IN ANY LEGAL ACTION OR PROCEEDING BROUGHT WITH RESPECT TO, OR ARISING OUT OF, THIS AGREEMENT.

            Section 17.  Effectiveness; Termination.  This Collateral
                         --------------------------
Agency Agreement shall become effective on the date first written above. This Collateral Agency Agreement shall become binding upon any Secured Creditor who becomes a party hereto subsequent to the effectiveness of this Collateral Agency Agreement upon execution of any agreement substantially in the form of Annex A to this Collateral Agency Agreement by such Secured Creditor. This Collateral Agency Agreement shall bind any Person which is required to become a guarantor under the Existing Indenture upon execution of this Collateral Agency agreement by such Person. This Collateral Agency Agreement shall remain effective until, and terminate when all Secured Obligations are Satisfied; provided, that once the Obligations owed to any Secured Creditor shall have
- --------
been Satisfied, such Secured Creditor shall have no further rights or obligations hereunder, unless and until such Secured Creditor again becomes a Secured Creditor by becoming a holder of an Obligation. Upon termination of this Collateral Agency Agreement, the Collateral Agent shall reassign and redeliver the Collateral held by it, and not sold, transferred or disposed of pursuant to any other provision of this Collateral Agency Agreement, in accordance herewith. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, and shall be at the expense of the Company. Thereafter, the Collateral Agent shall, at the Company's expense, deliver to the Company and each Secured Creditor (i) written acknowledgement of cancellation of this Collateral Agency Agreement and (ii) such other documents as are reasonably requested by the Company and adequate for proper filing or recording in such offices and such jurisdictions as the Company reasonably deems necessary to evidence such termination.

            Section 18.  Amendments, Supplements and Waivers.
                         -----------------------------------

                  (a)  Consent of Holders.  With the written consent of the
                       ------------------
Majority Secured Creditors, the Collateral Agent, the Debtors may, from time to time, enter into written supplemental agreements for the purpose of amending, modifying or waiving any provision of this Collateral Agency Agreement or changing in any manner the rights of the Collateral Agent, the Secured Creditors, the Debtors, hereunder or thereunder; provided, however, that no such
                                      --------  -------
supplemental agreement shall:

                         (i) change the respective percentages of outstanding aggregate principal amount of Existing Notes and Secured Loans specified in the definitions of Majority Secured Creditors or Required Secured Creditors contained herein or otherwise entitled to take any action hereunder, without the written consent of each Secured Creditor;

                        (ii)  amend, modify or waive any provision of this
      Section 19 without the written consent of each Secured Creditor;

                       (iii) amend, modify or waive any provision of Section 11 without the written consent of each Secured Creditor; or

                        (iv) amend, modify or waive any provision of this Collateral Agency Agreement such that either (a) the holders of the Existing Indenture Obligations or the other Secured Creditors are materially and adversely affected or (B) the holders of the Existing Indenture Obligations or any other Secured Creditors are benefitted and any other Secured Creditor is materially and adversely affected; without the written consent of a majority in aggregate principal amount of the adversely affected Obligations.

Any such supplemental agreement shall be binding upon the Company, the Guarantors, the Collateral Agent and each Secured Creditor and their respective successors and permitted assigns. The Collateral Agent shall not enter into any such supplemental agreement unless it shall have received an Officers' Certificate of the Company reasonably satisfactory to the Collateral Agent to the effect that the execution, delivery and performance of such supplemental agreement will not result in a Default or Event of Default.

                  (b)  Without Consent of Holders.  Notwithstanding the
                       --------------------------
provisions of Section 19(a), the Collateral Agent upon approval of the Majority Secured Creditors, the Debtors may, at any time and from time to time, without the consent of each Secured Creditor, enter into additional agreements, in which a security interest is granted in favor of the Collateral Agent on behalf of the Secured Creditors, or one or more amendments or agreements supplemental hereto or to any Collateral Document, in form satisfactory to the Collateral
Agent:

                         (i) to add to the covenants of the Debtors for the benefit of the Secured Creditors or to surrender any right or power herein conferred upon the Debtors;

                        (ii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent, as additional security for the payment and performance of the Obligations, in any property, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Collateral Document or otherwise; and

                       (iii) to cure any ambiguity, defect or inconsistency or to make any other change that does not adversely affect the rights of any Secured Creditor hereunder or under any Collateral Document.

                  (c)  Notice of Amendments.  Notice of any amendment,
                       --------------------
modification or waiver to any Collateral Document or of any additional or supplemental agreements entered into in accordance with Section 19(a) or (b) shall be given by the Collateral Agent to each of the Secured Creditors.

            Section 19.  Inconsistent Provisions.  If any provision of this
                         -----------------------
Collateral Agency Agreement shall be inconsistent with, or contrary to, any provision in any other Collateral Document or any Debt Document, such provision of this Collateral Agency Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Collateral Agency Agreement.

            Section 20.  Severability.  In the event that any provision
                         ------------
contained in this Collateral Agency Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under
- --------
the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Collateral Agency Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

            Section 21.  Headings.  Section headings used herein are
                         --------
inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Collateral Agency Agreement.

            Section 22.  Counterparts.  This Collateral Agency Agreement
                         ------------
may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Collateral Agent and with each Secured Creditor.

            IN WITNESS WHEREOF, the Collateral Agent and the Existing Trustee, for the benefit of the holders of the Existing Notes, the Company, Funding and the Guarantors have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                FIRST BANK NATIONAL ASSOCIATION,
                                  as Collateral Agent



                                By:
                                   -----------------------------------
                                  Its:


                                FIRST BANK NATIONAL ASSOCIATION,
                                  as the Existing Trustee



                                By:
                                   -----------------------------------
                                  Its:



                                TRUMP ATLANTIC CITY ASSOCIATES,
                                  as Company

                                BY:   TRUMP HOTELS & CASINO RESORTS
                                      HOLDINGS, L.P., its general partner

                                BY:   TRUMP HOTELS & CASINO RESORTS,
                                      INC., its general partner


                                By:
                                   -----------------------------------
                                  Its:

                                TRUMP ATLANTIC CITY FUNDING, INC.,
                                  as Funding

                                By:
                                   -----------------------------------
                                  Its:


                                TRUMP PLAZA ASSOCIATES,
                                  as Guarantor

                                BY:   TRUMP ATLANTIC CITY ASSOCIATES,
                                        its general partner

                                BY:   TRUMP HOTELS & CASINO RESORTS HOLDINGS,
                                         L.P., its general partner

                                BY:   TRUMP HOTELS & CASINO RESORTS, INC.,
                                        its general partner



                                By:
                                   -----------------------------------
                                  Its:


                                TAJ MAHAL ASSOCIATES,
                                  as Guarantor

                                BY:   TRUMP ATLANTIC CITY ASSOCIATES,
                                        its general partner

                                BY:   TRUMP HOTELS & CASINO RESORTS HOLDINGS,
                                        L.P., its general partner

                                BY:   TRUMP HOTELS & CASINO RESORTS, INC.,
                                        its general partner

                                By:
                                   -----------------------------------
                                  Its:


                                TRUMP TAJ MAHAL CORPORATION,
                                  as Guarantor



                                By:
                                   -----------------------------------
                                  Its:

                                TRUMP PLAZA FUNDING, INC.,
                                  as Guarantor



                                By:
                                   -----------------------------------
                                  Its:

                                [ADDITIONAL GUARANTORS FROM TIME TO
                                 TIME], as Guarantors



                                By:
                                   -----------------------------------
                                  Its:

                              ANNEX A



First Trust National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota  55101

      The undersign intends to enter into [credit agreement] with [Trump Atlantic City Associates] and/or [its subsidiar[y][ies]]. Such [credit agreement] provides that the obligations thereunder are to be secured by the collateral which is subject to the lien you hold as collateral agent, pursuant to the Collateral Agency Agreement originally dated April [17], 1996 (the "Collateral Agency Agreement") by and among yourself, as collateral agent, First Trust National Association, as trustee under an indenture dated April 17, 1996, and the other parties signatory thereto. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Collateral Agency Agreement.

1. The undersigned hereby appoints you as Collateral Agent to act for its benefit and irrevocably authorizes and directs you to take all actions described in Section 2(a) and 2(b) of the Collateral Agency Agreement.

2. The undersigned hereby agrees that its interest in the Collateral, including its interests in any payments to be made from the proceeds of any sale or other disposition thereof, shall, irrespective of the time of perfection or creation of any security interests or liens in the Collateral, be equal and ratable with the other Secured Creditors to the extent and manner provided in Section 11 of the Collateral Agency Agreement. The undersigned acknowledges the Lien you [and the other Secured Creditors] hold under the Collateral Agency Agreement on the Collateral and consents to any Permitted Liens.

3. From and after this date, the undersigned, on behalf of itself and its successors and assigns, agrees to be bound by the terms and subject to the conditions contained in the Collateral Agency Agreement and shall be deemed to be a party signatory to the Collateral Agency Agreement.

                              Very truly yours,


                              [Secured Creditor]

                                    ANNEX B

                               DEBTORS' CONSENT

First Trust National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota  55101

            Each of the Company, Funding and each Guarantor hereby consents to the addition of __________ as a party to the Collateral Agency Agreement dated as April [17] 1996 among _______________ and confirms the grant set forth in each of the Collateral Documents (as defined in the Collateral Agency Agreements) of a security interest in, or pledge or assignment of, the Collateral (as defined in the Collateral Agency Agreements) to the Collateral Agent for the benefit of the Secured Parties (as defined herein). As used herein, Secured Parties shall mean the Secured Creditors identified in the Collateral Agency Agreement and shall include, without limitation, [specify new secured party].